UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 26, 2006

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On July 26, 2006, Monarch Casino & Resort, Inc. (the “Company”) made a formal offer to purchase the 18.95 acre shopping center (the “Shopping Center”) located adjacent to its Atlantis Casino Resort Spa. The Shopping Center is owned by Biggest Little Investments L.P. (“BLI”). The Company’s offer was formulated and delivered by a committee comprised of the Company’s independent directors.

The Company does not have any management control over the Shopping Center. Three of the Company's principal stockholders have ownership interests in the general partner of BLI, Maxum LLC, and beneficially own limited partnership interests in BLI. The sole manager of Maxum LLC, Ben Farahi, is one of the Company’s principal stockholders and formerly has held the positions of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.
(Registrant)

Date July 26, 2006
/s/John Farahi
John Farahi Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer